Exhibit 99.1

SANUWAVE Announces Record Quarterly Revenues: Q4 FY2024 Financial Results

Q4 2024 revenues were $10.3 million, up 47% from Q4 2023. This was an all-time quarterly record for the Company.

Full year 2024 revenues were $32.6 million up 60% from full year 2023 revenues. This was an all-time annual record for the Company.

Q4 2024 gross margin was 77.9%, versus 69.1% in Q4 2023 and 75.5% in Q3 2024.

Full year 2024 gross margin was 75.2% versus 70.4% in 2023.

GAAP Operating Income was $2.5 million for Q4 2024 and $5.4 million for full year 2024.

Company provides guidance for revenue growth of 45-55% for Q1 2025 as compared to Q1 2024 and initiates full year 2025 revenue guidance of $48-50 million for full year 2024 (an increase of 47-53% versus 2024)

EDEN PRAIRIE, MN, March 21, 2025 (GLOBE NEWSWIRE) -- SANUWAVE Health, Inc. (the "Company" or "Sanuwave”) (NASDAQ: SNWV), a leading provider of next-generation FDA-approved wound care products, is pleased to provide its financial results for the three months and for the full year ended December 31, 2024.

Q4 2024 ended December 31, 2024

•Revenue for the three months ended December 31, 2024, totaled $10.3 million, an increase of 47%, as compared to $7.0 million for the same period of 2023. This growth is consistent with guidance of growth of 40-50% year on year for the quarter.
•135 UltraMist® systems were sold in Q4 2024 up from 79 in Q4 2023 and from 124 in Q3 2024.
•UltraMist® consumables revenue increased by 59% to $5.9 million in Q4 2024, versus $3.7 million for the same quarter last year, which represented 58% of overall revenues in the quarter. UltraMIST systems and consumables remained the primary revenue growth driver for the Company and represented over 99% of SANUWAVE’s overall revenues in Q4 2024.
•Gross margin as a percentage of revenue amounted to 77.9% for the three months ended December 31, 2024, versus 69.1% for the same period last year.
•For the three months ended December 31, 2024, operating income totaled $2.5 million, an increase of $1.5 million, or 143%, compared to Q4 2023, primarily as a result of the Company’s continued efforts to drive profitable growth and manage expenses.
•Net loss for the fourth quarter of 2024 was $12.7 million, driven predominantly by the change in the fair value of derivative liabilities, valuation adjustments resulting from the share and warrant exchange, and the extinguishment of debt. This compares to a net profit of $18.2 million in the fourth quarter of 2023 which was primarily driven by the change in the fair value of derivative liabilities.
•Adjusted EBITDA [1] for the three months ended December 31, 2024, was $3.7 million versus Adjusted EBITDA of $0.7 million for the same period last year, an improvement of $3.0 million.

Full year 2024 ended December 31, 2024

•Revenue for the year ended December 31, 2024, totaled $32.6 million, an increase of 60%, as compared to $20.4 million for the same period of 2023. This growth exceeded full year guidance of growth of 50% year on year.
•374 UltraMist® systems were sold in 2024 up from 211 in 2023.
•UltraMist® consumables revenue increased by 67% to $20.1 million (61% of revenues) in 2024, versus $12.0 million for the same period last year. UltraMIST systems and consumables remained the primary revenue growth driver and continued to represent over 98% of SANUWAVE’s overall revenues in 2024.
•Gross margin as a percentage of revenue amounted to 75.2% for the year ended December 31, 2024, versus 70.4% for the same period last year.
•For the year ended December 31, 2024, operating income totaled $5.4 million, an increase of $6.0 million compared to 2023 as a result of the Company’s continued efforts to drive profitable growth and manage expenses.
•Net loss for 2024 was $31.4 million, driven predominantly by the change in the fair value of derivative liabilities. This compares to a net loss of $25.8 million in 2023 which was primarily driven by the change in the fair value of derivative liabilities.
•Adjusted EBITDA [1] for the twelve months ended December 31, 2024, was $7.2 million versus Adjusted EBITDA of negative $1.2 million for the same period last year, an improvement of $8.4 million.

“The fourth quarter once more setting an all-time record for quarterly revenue was a fitting end to a transformational year at Sanuwave,” said Morgan Frank, CEO. “Obviously, we’re very pleased with these results both for the quarter, and for the year as a whole. We're especially excited about our gains in gross margin and adjusted EBITDA, allowing us to continue the trend of having positive cash flows from operations even after cash interest expense, that we began in Q3 2024. This feels like turning a corner. After the “pig through a python” quarter in Q3, Q4 was a quarter without any exceptionally large orders and no customer exceeded 7% of revenues and yet UltraMIST system sales in Q4 still exceeded those in Q3 and set another all-time quarterly record, increasing over 70% from Q4 2023. We are confident that our revenue pipeline is stronger than it has ever been and have been ramping up our sales force and sales strategy to meet the opportunity and to effectively manage the larger customers with whom we continue to engage. Having greatly simplified our capital structure in October 2024 and now having uplisted to the Nasdaq Global Market in March of this year, 2025 shows every sign of being a breakout year for Sanuwave. We look forward to sharing our further progress with you in future quarters.”

Financial Outlook

The Company forecasts Q1 2025 revenue of $8.4 to $9.0 million (45-55% increase from Q1 2024) and initiates full year 2024 revenue guidance of $48-50 million (47-53% increase as compared to full year 2024 revenue).

During Q4 2024, the Company effected a 1-for-375 reverse stock split on October 18, 2024, completed its note and warrant exchange, and raised $10.3 million in a private placement, simplifying the Company’s capital structure and leaving it with approximately 8.5 million basic shares outstanding. Details of this transaction can be found on the Sanuwave website https://sanuwave.com/investors/press-release-details?newsId=OxzYFl0t620enXp1VyUG or in its filings with the SEC.

As previously announced, a business update will occur via conference call on March 21, 2025 at 8:30 a.m. EST. Materials for the conference call are included on the Company’s website at http://www.sanuwave.com/investors.

Telephone access to the call will be available by dialing the following numbers:

Toll Free:1-800-245-3047
Toll/International: 1-203-518-9765
Conference ID: SANUWAVE

OR click the link for instant telephone access to the event.

https://viavid.webcasts.com/starthere.jsp?ei=1703280&tp_key=c099e4f4d9

A replay will be made available through April 11, 2025:
Toll-Free: 1-844-512-2921
Toll/International: 1-412-317-6671
Replay Access ID: 11157832

[1] This is a non-GAAP financial measure. Refer to “Non-GAAP Financial Measures” and the reconciliations in this release for further information.

About SANUWAVE
SANUWAVE Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

SANUWAVE's end-to-end wound care portfolio of regenerative medicine products and product candidates helps restore the body’s normal healing processes. SANUWAVE applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Non-GAAP Financial Measures
This press release includes certain financial measures that are not presented in our financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). These financial measures are considered "non-GAAP financial measures" and are intended to supplement, and should not be considered as superior to, or a replacement for, financial measures presented in accordance with U.S. GAAP.

The Company uses Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA to assess its operating performance. Adjusted EBITDA is Earnings before Interest, Taxes, Depreciation and Amortization adjusted for the change in fair value of derivatives and any significant non-cash or infrequent charges. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss) as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or infrequent items. These non-GAAP financial measures are presented in a consistent manner for each period, unless otherwise disclosed. The Company uses these measures for the purpose of evaluating its historical and prospective financial performance, as well as its performance relative to competitors. These measures also help the Company to make operational and strategic decisions. The Company believes that providing this information to investors, in addition to U.S. GAAP measures, allows them to see the Company’s results through the eyes of management, and to better understand its historical and future financial performance. These non-GAAP financial measures are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other U.S. GAAP measures.

EBITDA and Adjusted EBITDA have their limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. Some of these limitations are that EBITDA and Adjusted EBITDA:

•Do not reflect every expenditure, future requirements for capital expenditures or contractual commitments.
•Do not reflect all changes in our working capital needs.
•Do not reflect interest expense, or the amount necessary to service our outstanding debt.

As presented in the U.S. GAAP to Non-GAAP Reconciliations section below, the Company’s non-GAAP financial measures exclude the impact of certain charges that contribute to our net income (loss).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future financial results, production expectations, and plans for future business development activities. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with regulatory oversight, the Company’s ability to manage its capital resources, competition and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

Contact: investors@sanuwave.com

SELECTED FINANCIAL DATA
FOR THE QUARTERS ENDED DECEMBER 2024 AND 2023

(in thousands)	2024	2023

Revenue	$10,326	$6,994
Cost of Revenues	2,285	2,158

Gross Margin	8,041	4,836
Gross Margin %	77.9%	69.1%

Total operating expenses	5,519	3,796
Operating Income	$2,522	$1,040

Total other expense	(15,243)	17,201

Net (Loss) Income Before Income Taxes	$(12,721)	$18,241

Income tax expense	27	4

Net (Loss) Income	$(12,748)	$18,237

NON-GAAP ADJUSTED EBITDA

	Three Months Ended December 31,
(in thousands)	2024	2023

Net (Loss) Income	$(12,748)	$18,235
Non-GAAP Adjustments:
Interest expense	2,633	3,119
Depreciation and amortization	409	248
EBITDA	(9,706)	21,602

Non-GAAP Adjustments for Adjusted EBITDA:
Change in fair value of derivative liabilities	13,780	(20,322)
Other non-cash or infrequent charges:
Gain on extinguishment of debt	(1,121)	-
Severance agreement and legal settlement	156	-
Release of historical accrued expenses	(968)	(616)
Stock-based compensation	1,514	-
Adjusted EBITDA	$3,655	$664

NON-GAAP ADJUSTED EBITDA

	For the year ended
(in thousands)	2024	2023

Net Loss	$(31,372)	$(25,807)
Non-GAAP Adjustments:
Interest expense	13,637	15,623
Depreciation and amortization	1,145	1,028
EBITDA	$(16,590)	$(9,156)

Non-GAAP Adjustments for Adjusted EBITDA:
Change in fair value of derivative liabilities	31,413	9,621
Other non-cash or infrequent charges:
Gain on extinguishment of debt	(6,326)	-
Severance agreement and legal settlement	741	-
Release of historical accrued expenses	(1,547)	(1,866)
Stock-based compensation	1,514	-
Shares issued for services	-	224
License and option agreement	(2,500)	-
Prepaid legal fees expensed from termination of Merger Agreement	457	-
Adjusted EBITDA	$7,162	$(1,177)

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	December 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalent	$10,237	$1,797
Accounts receivable, net of allowance of $1,056 and $1,237, respectively	3,329	3,314
Inventory	4,149	2,951
Prepaid expenses and other current assets	682	1,722
Total Current Assets	18,397	9,784
Non-Current Assets:
Property, equipment and other, net	732	938
Intangible assets, net	3,730	4,434
Goodwill	7,260	7,260
Total Non-current Assets	11,722	12,632

Total Assets	$30,119	$22,416

LIABILITIES
Current Liabilities:
Senior secured debt	$25,305	$18,278
Convertible promissory notes payable	-	5,404
Convertible promissory notes payable, related parties	-	1,705
Asset-backed secured promissory notes payable	-	3,117
Asset-backed secured promissory notes payable, related parties	-	1,458
Accounts payable	3,728	5,705
Accrued expenses	4,678	5,999
Factoring liabilities	-	1,490
Warrant liability	8,107	14,447
Accrued interest	-	5,444
Accrued interest, related parties	-	669
Current portion of contract liabilities	193	92
Other	334	947
Total Current Liabilities	42,345	64,755
Non-current Liabilities
Lease liabilities, less current portion	191	492
Contract liabilities, less current portion	300	347
Total Non-current Liabilities	491	839

Total Liabilities	$42,836	$65,594

STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.001, 5,000,000 shares authorized, 6,175 Series A, 293 Series B, 90 Series C, and 8 Series D designated shares, respectively; no shares issues and outstanding at 2024 and 2023	$-	$-
Common stock, par value $0.001, 2,500,000,000 shares authorized, 8,543,686 and 3,041,492 issued and outstanding at 2024 and 2023, respectively *	9	3
Additional paid-in capital	238,685	176,979

Accumulated deficit	(251,421)	(220,049)
Accumulated other comprehensive loss	10	(111)
Total Stockholders’ Deficit	(12,717)	(43,178)
Total Liabilities and Stockholders’ Deficit	$30,119	$22,416

* Reflects a one-for-three hundred seventy-five (1:375) reverse stock split of the outstanding shares of the Company's common stock effected on October 18, 2024.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands, except share data)	Years ended December 31,
	2024	2023

Revenue	$32,634	$20,398
Cost of Revenues	8,084	6,035

Gross Margin	24,550	14,363

Operating Expenses:
General and administrative	11,348	8,674
Selling and marketing	6,323	4,898
Research and development	673	579
Depreciation and amortization	789	752
Total Operating Expenses	19,133	14,903

Operating Income (Loss)	5,417	(540)

Other Income (Expense):
Interest expense	(12,423)	(12,946)
Interest expense, related party	(1,214)	(2,677)
Change in fair value of derivative liabilities	(31,413)	(9,621)
Gain on extinguishment of debt	6,326	-
Other expense	(893)	(19)
Other income	2,855	-
Total Other Expense	(36,762)	(25,263)

Net Loss Before Income Taxes	(31,345)	(25,803)

Income tax expense	27	4

Net Loss	(31,372)	(25,807)

Other Comprehensive Loss
Foreign currency translation adjustments	121	(44)
Total Comprehensive Loss	$(31,251)	$(25,851)

Net Loss per share:
Basic and Diluted *	$(7.03)	$(12.19)
Weighted average shares outstanding:
Basic and Diluted *	4,462,883	2,116,936
* Reflects a one-for-three hundred seventy-five (1:375) reverse stock split of the outstanding shares of the Company's common stock effected on October 18, 2024.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
(In thousands, except share data)

	Common Stock
	Number of Shares Issued and Outstanding*	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total

Balances as of December 31, 2022	1,463,300	$1	$153,298	$(194,242)	$(67)	$(41,010)
Shares issued for services	34,400	1	526	-	-	527
Shares issued for settlement of debt	1,543,792	1	23,155	-	-	23,156
Foreign currency translation adjustment	-	-	-	-	(44)	(44)
Net loss	-	-	-	(25,807)	-	(25,807)

Balances as of December 31, 2023	3,041,492	$3	$176,979	$(220,049)	$(111)	$(43,178)

Sale of common stock	1,248,489	1	10,299	-	-	10,300
Shares issued for settlement of warrants	3,558,396	4	41,380	-	-	41,384
Shares issued for settlement of debt	685,737	1	8,513	-	-	8,514
Stock-based compensation	9,572	-	1,514	-	-	1,514
Foreign currency translation adjustment	-	-	-	-	121	121
Net loss	-	-	-	(31,372)	-	(31,372)

Balance as of December 31, 2024	8,543,686	$9	$238,685	$(251,421)	$10	$(12,717)

* Reflects a one-for-three hundred seventy-five (1:375) reverse stock split of the outstanding shares of the Company's common stock effected on October 18, 2024.

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2024 and 2023

(In thousands)	2024	2023
Cash Flows - Operating Activities:
Net loss	$(31,372)	$(25,807)
Adjustments to reconcile net loss to net cash used by operating activities
Stock-based compensation	1,514	-
Depreciation and amortization	1,145	1,028
Reserve for credit losses	77	781
Shares issued for services	-	224
Gain on extinguishment of debt	(6,326)	-
Income tax expense	-	4
Change in fair value of derivative liabilities	31,413	9,621
Amortization of debt issuance and debt discounts	5,520	6,911
Accrued interest and accrued interest, related parties	3,387	6,306
Changes in operating assets and liabilities
Accounts receivable	(486)	(53)
Inventory	(1,198)	(2,800)
Prepaid expenses and other assets	(79)	(206)
Accounts payable	(1,422)	1,546
Accrued expenses and contract liabilities	282	(2,093)
Net Cash Provided by (Used in) Operating Activities	2,455	(4,538)

Cash Flows - Investing Activities
Proceeds from sale of property and equipment	-	21
Purchases of property and equipment	(490)	-
Net Cash Flows (Used in) Provided by Investing Activities	(490)	21

Cash Flows - Financing Activities
Proceeds from convertible promissory notes	1,300	3,026
Payment of note payable	(3,548)	-
Proceeds from asset-backed secured promissory notes payable	-	2,994
Proceeds from secured promissory notes payable, related party	500	-
Payments to secured promissory notes payable, related party	(500)	-
Payments to factoring	(1,490)	(639)
Proceeds from sale of common stock	10,300	-
Principal payments on finance leases	(208)	(170)
Net Cash Flows Provided by Financing Activities	6,354	5,211

Effect of Exchange Rates on Cash	121	(50)

Net Change in Cash During Period	8,440	644

Cash at Beginning of Period	1,797	1,153
Cash at End of Period	$10,237	$1,797

Supplemental Information:
Cash paid for interest	$4,311	$1,958

Non-Cash Investing and Financing Activities:
Shares issued for settlement of debt	8,513	-
Write off deferred merger costs	1,225	-
Warrants issued in conjunction with senior secured promissory note payable and convertible promissory notes payable	3,557	1,682
Conversion of warrants to common stock	41,380	-
Conversion of convertible notes payable and accrued interest to common stock	-	23,156
Embedded conversion feature on convertible debt	-	835
Common shares issued for advisory shares	-	302
Capitalize default interest into senior secured debt	3,850	-
Conversion of asset-based secured promissory notes to convertible promissory notes	4,584	-